EXHIBIT 1.1

RC2 CORPORATION

2,500,000 Shares of Common Stock*

UNDERWRITING AGREEMENT

July 28, 2004

ROBERT W. BAIRD & CO. INCORPORATED
Harris Nesbitt Corp.
A.G. Edwards & Sons, Inc.
Piper Jaffray & Co.
As Representatives of the Several Underwriters
Identified in Schedule I Annexed Hereto
c/o Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

SECTION 1.   Introductory. RC2 Corporation, a Delaware corporation (the “Company”) proposes to sell 2,500,000 shares (the “Firm Shares”) of common stock, $0.01 par value per share (the “Common Stock”), to the several underwriters identified in Schedule I annexed hereto (the “Underwriters”), who are acting severally and not jointly. In addition, the Company and the several Stockholders of the Company identified in Schedule II annexed hereto (the “Selling Stockholders”) have agreed to grant to the Underwriters an option to purchase up to 375,000 additional shares of Common Stock as set forth on Schedule II annexed hereto (the “Optional Shares”) as further provided in section 6 hereof. The Firm Shares and, to the extent such option is exercised, the Optional Shares are hereinafter collectively referred to as the “Shares.”

You, as representatives of the Underwriters (the “Representatives”), have advised the Company and the Selling Stockholders that the Underwriters propose to make a public offering of their respective portions of the Shares as soon hereafter as in your judgment is advisable and that the public offering price of the Shares initially will be $31.00 per share.

The Company and the Selling Stockholders hereby confirm their respective agreements with the Underwriters and each other as follows:

SECTION 2.   Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters, and shall be deemed to represent and warrant to the several Underwriters on each Closing Date (as hereinafter defined), that:

 * Plus an option to acquire up to 375,000 additional shares of Common Stock from the Company and the Selling Stockholders to cover over-allotments.

(a)   Each of the Company and the subsidiaries of the Company that are listed on Exhibit 21 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 incorporated by reference into the Registration Statement (as hereinafter defined) and RBVD Acquisition Corp. (individually, a “Subsidiary” and collectively, the “Subsidiaries”) has been duly incorporated and is validly existing as a corporation or limited liability company and in good standing under the laws of its jurisdiction of organization, with the requisite power and authority to own, lease and operate its properties and to conduct its business as presently conducted and described in the Prospectus (as hereinafter defined) and the Registration Statement; the Company and each of the Subsidiaries is duly registered and qualified to do business as a foreign corporation under the laws of, and is in good standing as such in, each jurisdiction in which such registration or qualification is required, except where the failure to so register or qualify would not have a material adverse effect on the condition (financial or other), business, property, net worth or results of operations of the Company and the Subsidiaries, taken as a whole (“Material Adverse Effect”); and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Complete and correct copies of the certificate or articles of incorporation and by-laws, as amended or restated (“Certificate of Incorporation” and “By-laws,” respectively), of the Company and each of the Subsidiaries as in effect on the date hereof have been delivered or made available to the Representatives, and no changes thereto will be made on or subsequent to the date hereof and prior to each Closing Date.

(b)   The shares of Common Stock issued and outstanding immediately prior to the issuance and sale of the Shares to be sold by the Company hereunder as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus and the Registration Statement. There are no preemptive, preferential or, except as described in the Prospectus, other rights to subscribe for or purchase any shares of Common Stock (including the Shares), and no shares of Common Stock have been issued in violation of such rights. The Shares to be issued and sold by the Company to the Underwriters have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus and the Registration Statement. The delivery of certificates for the Shares to be issued and sold by the Company hereunder and payment therefor pursuant to the terms of this Agreement will pass valid title to such Shares to the Underwriters, free and clear of any lien, claim, encumbrance or defect in title. Except as described in the Prospectus, there are no outstanding options, warrants or other rights of any description, contractual or otherwise, entitling any person to be issued any class of security by the Company or any Subsidiary, and there are no holders of Common Stock or other securities of the Company or any Subsidiary, or of securities that are convertible or exchangeable into Common Stock or other securities of the Company or any Subsidiary, that have rights to the registration of such Common Stock or securities under the Securities Act of 1933, as amended, and the regulations thereunder (together, the “Act”) or the securities laws or regulations of any of the states (the “Blue Sky Laws”).

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(c)   Except for the Subsidiaries, and as otherwise set forth in the Prospectus, the Company has no subsidiaries and does not own any equity interest in or control, directly or indirectly, any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization. The Company owns directly or indirectly all of the issued and outstanding capital stock and other equity interests of each Subsidiary, free and clear of any and all liens, claims, encumbrances or security interests, except for pledges to Harris Trust & Savings Bank, as agent for lenders under the Company’s current credit agreement, and all such capital stock and other equity interests have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding options, warrants or other rights of any description, contractual or otherwise, entitling any person to subscribe for or purchase any shares of capital stock of any Subsidiary.

(d)   The Company has full corporate power and corporate authority to enter into and perform this Agreement, and the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder and the consummation of the transactions described herein, have been duly authorized with respect to the Company by all necessary corporate action and will not: (i) violate any provisions of the Certificate of Incorporation, By-laws or other formation documents of the Company or any Subsidiary; (ii) violate any provisions of, or result in the breach, modification or termination of, or constitute a default under, any provision of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness or other instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any property owned or leased by the Company or any Subsidiary, may be bound or affected; (iii) violate any statute, ordinance, rule or regulation applicable to the Company or any Subsidiary, or order or decree of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or any Subsidiary; or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary, except in each case where such violation, breach, modification, termination, default, creation, or imposition would not, individually or collectively, have a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction is required for the execution and delivery of this Agreement by the Company, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby, except for compliance with the Act, the Securities Exchange Act of 1934, as amended, and the regulations thereunder (together, the “Exchange Act”) and any state securities laws applicable to the public offering of the Shares by the several Underwriters. This Agreement has been duly executed and delivered by and on behalf of the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity or contribution hereunder may be limited by applicable law or the public policy underlying such law and except as enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by equitable principles limiting the right to specific performance or other equitable relief.

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(e)   A shelf registration statement on Form S-3 (Reg. No. 333-116647) with respect to the Shares, including a preliminary form of prospectus, for the registration under the Act of the Shares and the offering from time to time in accordance with Rule 415 of the rules and regulations of the Commission (the “Rules and Regulations”), has been carefully prepared by the Company in conformity with the requirements of the Act and has been filed with the Securities and Exchange Commission (the “Commission”) and has been declared effective by the Commission and copies of which heretofore have been provided to the Underwriters. A preliminary prospectus supplement with respect to the Shares has been carefully prepared by the Company in conformity with the requirements of the Act and has been filed with the Commission pursuant to Rule 424(b) and copies of which heretofore have been provided to the Underwriters. The conditions for use of Form S-3, set forth in the General Instructions thereto, and the use of Rule 415 of the Rules and Regulations, have been satisfied. If the Company elects to rely on Rule 462(b) of Rules and Regulations to register a portion of the Shares, a registration statement relating to the Shares (the “Rule 462 registration statement”) has been or will be prepared by the Company under the provisions of the Act and the Rules and Regulations and has been or will be filed with the Commission. The registration statement on Form S-3 (Reg. No. 333-116647), as finally amended and revised at the time such registration statement was declared effective by the Commission (including the information contained in the form of final prospectus, if any, filed with the Commission pursuant to Rule 424(b) and Rule 430A under the Act and deemed to be part of the registration statement) and as thereafter amended by post-effective amendment, if any, together with the Rule 462 registration statement, if any, is herein referred to as the “Registration Statement.” The Company, if required by the Act and the Rules and Regulations, proposes to file with the Commission pursuant to Rule 424(b), a prospectus supplement to the prospectus included in the Registration Statement. Such prospectus supplement, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), and the prospectus included as a part of the Registration Statement at the time the Registration Statement became effective, are hereinafter referred to collectively as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus, the prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission and any preliminary prospectus supplement filed pursuant to Rule 424(b) under the Act, and each such prospectus as amended from time to time until the date of the Prospectus, is referred to herein as the “Preliminary Prospectus.” Reference made herein to the Registration Statement, each Preliminary Prospectus or the Prospectus, as amended or supplemented, shall include all documents and information incorporated by reference therein and shall be deemed to refer to and include any documents filed after the date of such Registration Statement, Preliminary Prospectus or Prospectus, as the case may be, and so incorporated by reference, under the Exchange Act. The Company has prepared and filed such

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amendments to the Registration Statement since its initial filing with the Commission, if any, as may have been required to the date hereof, and will file such additional amendments thereto as may hereafter be required. There have been delivered to the Representatives three signed copies of the Registration Statement (including the Rule 462 registration statement, if any), and each amendment thereto, if any, including any document filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement, together with three copies of each exhibit filed therewith, and such number of conformed copies for each of the Underwriters, of the Registration Statement (including the Rule 462 registration statement, if any) and each amendment thereto, if any (but without exhibits), and of each Preliminary Prospectus and of the Prospectus as the Representatives have requested.

(f)   Neither the Commission nor any state securities commission has issued any order preventing or suspending the use of any Preliminary Prospectus, nor, to the knowledge of the Company, have any proceedings for that purpose been initiated or threatened, and each Preliminary Prospectus filed with the Commission as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto complied in all material respects when so filed with the requirements of the Act and, as of its date, did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, other than with respect to information contained in the Registration Statement furnished by the Representatives to the Company pursuant to section 5 hereof. As of the effective date of the Registration Statement, and at all times subsequent thereto up to each Closing Date, the Registration Statement and the Prospectus contained or will contain all statements that are required to be stated therein in accordance with the Act and complied or will comply as to form in all material respects with the requirements of the Act, and neither the Registration Statement nor the Prospectus included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, other than with respect to information contained in the Registration Statement or the Prospectus furnished by the Representatives to the Company pursuant to section 5 hereof. Neither the Company, nor any person that controls, is controlled by (including the Subsidiaries) or is under common control with the Company, has distributed or will distribute prior to each Closing Date any offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, the Prospectus, the Registration Statement or other materials permitted by the Act and provided to the Representatives.

(g)   The documents that are incorporated by reference in each Preliminary Prospectus, the Prospectus or the Registration Statement or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied with the requirements of the Act or the Exchange Act, as applicable, and any document so filed and incorporated by reference subsequent to the effective date of the Registration Statement shall, when it is filed with the Commission, comply with the requirements of the Act and the Exchange Act, as applicable, and when read together with the other information included in such

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Preliminary Prospectus, the Prospectus or the Registration Statement, as the case may be, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h)   KPMG LLP, which has expressed its opinion with respect to the consolidated financial statements and schedules of the Company and its Subsidiaries as of and for the years ended December 31, 2003 and December 31, 2002, as filed with the Commission and included or incorporated by reference as a part of each Preliminary Prospectus, the Prospectus or the Registration Statement, are independent public accountants, as required by the Act. Arthur Andersen LLP, which expressed its opinion with respect to the consolidated financial statements and schedules of the Company and the Subsidiaries for the year ended December 31, 2001, as filed with the Commission and included or incorporated by reference as a part of each Preliminary Prospectus, the Prospectus or the Registration Statement, were independent public accountants as required by the Act at the time Arthur Andersen LLP expressed its opinion.

(i)   The consolidated financial statements and the related notes thereto included or incorporated by reference in each Preliminary Prospectus, the Prospectus and the Registration Statement present fairly the financial position, results of operations and cash flows of the Company as of the dates or for the periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein on a basis consistent with the consolidated financial statements of the Company contained therein. The Company had an outstanding capitalization as set forth in the Registration Statement and under “Capitalization” in the Prospectus as of the date indicated therein, and there has been no material change thereto since such date except as disclosed in the Prospectus. The financial and statistical information and data relating to the Company in each Preliminary Prospectus, the Prospectus and the Registration Statement are accurately presented and prepared on a basis consistent with the consolidated financial statements and books and records of the Company. The consolidated financial statements and schedules and the related notes thereto included or incorporated by reference in each Preliminary Prospectus, the Prospectus or the Registration Statement are the only financial statements and schedules required under the Act to be set forth therein.

(j)   The pro forma financial information included in the Registration Statement, the Prospectus and each Preliminary Prospectus has been properly compiled and prepared in accordance with the applicable requirements of the Act and the Rules and Regulations and includes all adjustments and reconciliations necessary to present fairly in accordance with generally accepted accounting principles the pro forma financial position of the Company presented therein at the respective dates indicated and its cash flows and the results of operations for the respective periods specified. The assumptions used in preparing the pro forma financial information included in the Registration Statement, the Prospectus and each Preliminary Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein. The related adjustments made in the preparation of such pro forma financial information give

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appropriate effect to those assumptions, and such pro forma financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(k)   Neither the Company nor any Subsidiary is, nor with the giving of notice or passage of time or both, would be, in violation or in breach of: (i) its respective Certificate of Incorporation, By-laws or other formation documents; (ii) any statute, ordinance, order, rule or regulation applicable to the Company or such Subsidiary; (iii) any order or decree of any court, regulatory body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or such Subsidiary; or (iv) any provision of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness or other instrument to which the Company or such Subsidiary is a party or by which any property owned or leased by the Company or such Subsidiary is bound or affected, except where such violation or breach would not, individually or collectively, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice of any violation of any applicable statute, ordinance, order, rule or regulation applicable to the Company or any Subsidiary, except where such violation would not, individually or collectively, have a Material Adverse Effect. The Company and each Subsidiary have obtained and hold, and are in compliance with, all permits, certificates, licenses, approvals, registrations, franchises, consents and authorizations of governmental or regulatory authorities required under all laws, rules and regulations in connection with their businesses (hereinafter “permit” or “permits”), except where such failure to obtain and hold, or comply with, any permits would not, individually or collectively, have a Material Adverse Effect, and all of such permits are in full force and effect; and the Company and each Subsidiary have fulfilled and performed all of their respective obligations with respect to each such permit and no event has occurred which would result in, or after notice or lapse of time would result in, revocation or termination of any such permit or result in any other impairment of the rights of the holder of such permit, except where such failure to fulfill or perform, revocation, termination, or impairment would not, individually or collectively, have a Material Adverse Effect. Neither the Company nor any Subsidiary is or has been (by virtue of any action, omission to act, contract to which it is a party or other occurrence) in violation of any applicable foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations or orders (including those relating to environmental protection, occupational safety and health and equal employment practices) heretofore or currently in effect, except where such violation, would not, individually or collectively, have a Material Adverse Effect.

(l)   There are no legal or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party or to which any property owned or leased by the Company or any Subsidiary is or may be subject, including, without limitation, any such proceedings that are related to environmental or employment discrimination matters, which are required to be described in the Registration Statement or the Prospectus which are not so described, or which question the validity of this Agreement or any action taken or to be taken pursuant hereto. Except as described in the Registration Statement or the Prospectus, neither the Company nor any Subsidiary: (i) is in violation of any statute,

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ordinance, rule or regulation, or any decision, order or decree of any court, regulatory body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or such Subsidiary relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”); (ii) owns or operates any real property contaminated with any substance that is subject to any environmental laws; (iii) is liable for any off-site disposal or contamination pursuant to any environmental laws; or (iv) is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim could have a Material Adverse Effect.

(m)   There is no transaction, relationship, obligation, agreement or other document required to be described in the Registration Statement or the Prospectus or to be filed or deemed to be filed as an exhibit to the Registration Statement by the Act, which has not been described or filed as required. All such contracts or agreements to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary, and are enforceable by and against the Company or such Subsidiary, in accordance with the respective terms thereof (assuming such agreements are enforceable against the third party to such agreements), except as rights to indemnity or contribution thereunder may be limited by applicable law or the public policy underlying such law and except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by equitable principles limiting the right to specific performance or other equitable relief.

(n)   The Company or a Subsidiary has good and valid title in fee simple to all real property and good and valid title to all other property and assets reflected as owned by the Company or such Subsidiary in the Company’s consolidated financial statements included or incorporated by reference in the Registration Statement (or elsewhere in the Registration Statement or the Prospectus), free and clear of all liens, claims, mortgages, security interests or other encumbrance of any kind or nature whatsoever, except those, if any, reflected in such financial statements (or elsewhere in the Registration Statement or the Prospectus) and those that would not, individually or collectively, have a Material Adverse Effect. All property (real and personal) held or used by the Company or a Subsidiary under leases, licenses, franchises or other agreements is held by the Company or such Subsidiary under valid, subsisting, binding and enforceable leases, franchises, licenses or other agreements.

(o)   Neither the Company nor any person that controls, is controlled by (including the Subsidiaries) or is under common control with the Company has taken or will take, directly or indirectly, any action designed to cause or result in, or which constituted, or which could cause or result in, stabilization or manipulation, under the Act, the Exchange Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

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(p)   Except as described in the Registration Statement or the Prospectus, since the respective dates as of which information is given in the Registration Statement or the Prospectus and prior to each Closing Date: (i) neither the Company nor any Subsidiary has or will have incurred any liability or obligation, direct or contingent (including off-balance sheet obligations), or entered into any transaction, that is material to the Company, except as in the ordinary course of business; (ii) the Company has not and will not have paid or declared any dividend or other distribution with respect to its capital stock and neither the Company nor any Subsidiary is or will be delinquent in the payment of principal or interest on any outstanding debt obligation; and (iii) there has not been and will not have been any change in the capital stock, any material change in the indebtedness of the Company or any Subsidiary, or any change or development involving or which could reasonably be expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(q)   Neither the Company nor any person that controls, is controlled by (including the Subsidiaries) or is under common control with the Company has, directly or indirectly: (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law; or (ii) made any payment to any federal, state or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

(r)   The Company or a Subsidiary owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses presently used in or necessary for the conduct of its business or ownership of its properties as presently conducted, and neither the Company nor any Subsidiary has violated or infringed upon the rights of others, or received any notice of conflict with the asserted rights of others, in respect thereof, which would, individually or collectively, have a Material Adverse Effect.

(s)   The Company or a Subsidiary has in place and effective such policies of insurance, with limits of liability in such amounts, as are normal and prudent in the ordinary course of the business of the Company and its Subsidiaries.

(t)   No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, which would, individually or collectively, have a Material Adverse Effect, and, except as described in the Registration Statement, neither the Company nor any Subsidiary is a party to any collective bargaining agreement and, to the knowledge of the Company, no union organizational attempts have occurred or are pending. There has been no change in the relationship of the Company or any Subsidiary with any of its principal suppliers, manufacturers, contractors or customers resulting in or that could result in a Material Adverse Effect.

(u)   Neither the Company nor any Subsidiary is an “investment company”, an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

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(v)   All federal, state and local tax returns required to be filed by or on behalf of the Company or any Subsidiary have been filed (or are the subject of valid extensions) with the appropriate federal, state and local authorities, and all such tax returns, as filed, are accurate in all material respects; all federal, state and local taxes (including estimated tax payments) required to be shown on all such tax returns or claimed to be due from or with respect to the business of the Company or such Subsidiary have been paid or reflected as a liability on the consolidated financial statements of the Company for appropriate periods; all deficiencies asserted as a result of any federal, state or local tax audits have been paid or finally settled, and no issue has been raised in any such audit which, by application of the same or similar principles, would result in a proposed deficiency for any other period not so audited and would, individually or collectively, have a Material Adverse Effect; no state of facts exist or has existed which would constitute grounds for the assessment of any tax liability with respect to the periods which have not been audited by appropriate federal, state or local authorities; there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local tax return of any period; and neither the Company nor any Subsidiary has ever been a member of an affiliated group of corporations filing consolidated federal income tax returns, other than a group of which the Company is and has been the common parent.

(w)   With respect to any employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any employee welfare benefit plan as defined in Section 3(l) of ERISA, including, without limitation, any multiemployer welfare or pension plan, for which the Company or any Subsidiary would have any liability (collectively, the “Plans”), the Company or such Subsidiary is in compliance with all applicable regulations, including ERISA and the Code except where such noncompliance would not, individually or collectively, have a Material Adverse Effect. With respect to each defined benefit retirement plan, such plan does not have benefit liabilities (as defined in Section 4001(a)(16) of ERISA) exceeding the assets of the plan except where such excess would not, individually or collectively, have a Material Adverse Effect. The Company or the administrator of each of the Plans, as the case may be, has timely filed the reports required to be filed by ERISA and the Code in connection with the maintenance of the Plans, and no facts, including, without limitation, any “reportable event” as defined by ERISA and the regulations thereunder, exist in connection with the Plans which, under applicable law, would be reasonably likely to constitute grounds for the termination of any of the Plans by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any of the Plans.

(x)   The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with generally accepted accounting principles and to maintain

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accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established. The Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(y)   The Common Stock has been registered pursuant to Section 12(g) of the Exchange Act. The Shares to be issued by the Company pursuant to this Agreement have been approved for listing upon notice of issuance by The Nasdaq Stock Market (“Nasdaq”).

(z)   All offers and sales of the securities of the Company and each Subsidiary prior to the date hereof were made in compliance with the Act and all other applicable state and federal laws or regulations.

(aa)   The Company has obtained for the benefit of the Underwriters a lock-up agreement, enforceable by Robert W. Baird & Co. Incorporated (“Baird”), of each of the executive officers and directors of the Company set forth under “Management” in the Prospectus who own shares of Common Stock a lock-up agreement enforceable by Baird for a period of 90 days and on such other terms as are satisfactory to the Representatives.

(bb)   A copy of the Power of Attorney and Custody Agreement executed by each Selling Stockholder has been furnished to counsel for the Underwriters prior to the date hereof, along with such other information as such counsel may reasonably request in connection with their review thereof.

(cc)   The Company and any of the officers and directors of the Company, in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(dd)   Since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any

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extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

A certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby. A certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinion referred to in subsection (d) to section 10 hereof will also be furnished to the Representatives and counsel for the Underwriters and shall be deemed to be additional representations and warranties to the Underwriters by the Company as to the matters covered thereby.

SECTION 3.   Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to and agrees with the several Underwriters and the Company, and shall be deemed to represent and warrant to the several Underwriters and the Company on each Closing Date on which such Selling Stockholder sells Shares to the several Underwriters pursuant to this Agreement, that:

(a)   Such Selling Stockholder has duly executed and delivered a custody agreement and a power of attorney (“Power of Attorney and Custody Agreement”) naming Curtis W. Stoelting and Jody L. Taylor, or either of them, as such Selling Stockholder’s attorneys-in-fact (“Attorneys-in-Fact”) for the purpose of entering into and carrying out this Agreement and naming Equiserve Trust Company N.A. as custodian (“Custodian”) of the Shares or the option grant agreement and notice of exercise of such option grant agreement (the “Option”) of such Selling Stockholder for the purpose of selling such Shares to the Underwriters, or, in the case of the Option, for the purpose of simultaneously exercising such Option to purchase the Shares and selling the Shares to the Underwriters, on each Closing Date and receiving payment therefor.

(b)   All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and Custody Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, as set forth on Schedule II annexed hereto, have been obtained, except for compliance with the Act, the Exchange Act and any state securities laws applicable to the public offering of the Shares by the several Underwriters. Such Selling Stockholder has good and valid title to the Shares or the Option, and at the time of delivery of the Shares hereunder such Selling Stockholder will have, good and valid title to the Shares proposed to be sold by such Selling Stockholder hereunder, free and clear of all voting trust arrangements, liens, claims, encumbrances and security interests, other than any created by the Power of Attorney and Custody Agreement or this Agreement for the benefit of the Underwriters and except for agreements to which such Selling Stockholder is a party to be terminated at the Closing. Such Selling Stockholder has full right, power and authority to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, assign, transfer and deliver such Shares hereunder, free

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and clear of all voting trust arrangements, liens, claims, encumbrances, security interests and community property rights, other than any created by the Power of Attorney and Custody Agreement or this Agreement for the benefit of the Underwriters and except for agreements to which such Selling Stockholder is a party to be terminated at the Closing. Upon delivery of and payment for such Shares hereunder, the Underwriters will acquire good and valid title thereto, free and clear of all voting trust arrangements, liens, claims, encumbrances and security interests assuming the Underwriters purchase such Shares without any notice of any adverse claim.

(c)   Such Selling Stockholder has not distributed and will not distribute any Preliminary Prospectus, the Prospectus or any other material in connection with the offering and sale of the Shares. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in, under the Act, the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

(d)   The execution, delivery and performance by such Selling Stockholder of this Agreement and the Power of Attorney and Custody Agreement will not, if applicable, result in the violation of any provisions of the certificate of incorporation, by-laws, partnership agreement, limited liability company agreement or other governing documents of such Selling Stockholder, or violate any provisions of, or result in the breach, modification or termination of, or constitute a default under any provision of any material agreement, franchise, license, indenture, mortgage, deed of trust or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or such Selling Stockholder’s property may be bound or affected, or violate any statute, rule or regulation applicable to such Selling Stockholder or any order or decree of any court, regulatory body, administrative agency or other governmental body having jurisdiction over such Selling Stockholder or any of such Selling Stockholder’s property, except in each case where such violation, breach, modification, termination or default would not have a material adverse effect on the condition (financial or otherwise), business, properties, net worth or results of operations of such Selling Stockholder. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of, and performance under, this Agreement by such Selling Stockholder or the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, except for compliance with the Act, the Exchange Act, and any state securities laws. Such Selling Stockholder hereby represents and warrants that each Attorney-in-Fact has been duly appointed as attorney-in-fact by such Selling Stockholder for the purpose of entering into and carrying out this Agreement.

(e)   This Agreement and the Power of Attorney and Custody Agreement are each valid and binding agreements of such Selling Stockholder enforceable in accordance with their respective terms, except as rights to indemnity or contribution hereunder and thereunder may be limited by applicable law or the public policy underlying such law and except as enforceability hereof and thereof may be limited by bankruptcy, insolvency,

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reorganization, moratorium or similar laws affecting creditors’ rights generally and by equitable principles limiting the right to specific performance or other equitable relief.

(f)   Such Selling Stockholder has deposited in custody, under the Power of Attorney and Custody Agreement, certificates in negotiable form or an Option grant agreement for the Shares to be sold hereunder by such Selling Stockholder as set forth opposite such Selling Stockholder’s name on Schedule II annexed hereto for the purpose of further delivery pursuant to this Agreement. Such Selling Stockholder agrees that the Shares or Option grant agreement of such Selling Stockholder on deposit with the Custodian are subject to the interests of the Company, the Underwriters and the other Selling Stockholders, that the arrangements made for such custody, and the appointment of the Attorneys-in-Fact pursuant to the Power of Attorney and Custody Agreement, are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder and under the Power of Attorney and Custody Agreement shall not be terminated, except as provided in this Agreement and the Power of Attorney and Custody Agreement, by any act of such Selling Stockholder, by operation of law, or, by the dissolution, winding up or other event affecting the legal life of such entity, or by the occurrence of any other event. If any event should occur before the delivery of the Shares hereunder, the certificates for Shares and the Shares issuable upon exercise of the Option then on deposit with the Custodian shall, to the extent such Shares are purchased by the Underwriters, be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Power of Attorney and Custody Agreement as if such event had not occurred, regardless of whether or not the Custodian shall have received notice thereof. Such Selling Stockholder represents that each Attorney-in-Fact has been authorized by such Selling Stockholder to execute and deliver this Agreement and each of the Selling Stockholders represents that the Custodian has been authorized to exercise the Option where applicable and to receive and acknowledge receipt of the proceeds of sale of the Shares sold by such Selling Stockholder against delivery thereof and otherwise to act on behalf of such Selling Stockholder.

(g)   To the extent, but only to the extent, that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, (i) each Preliminary Prospectus, as of its date, has conformed in all material respects with the requirements of the Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) on the effective date of the Registration Statement and on each Closing Date, (x) the Registration Statement and the Prospectus, did or will comply as to form in all material respects to the requirements of the Act, and (y) neither the Registration Statement nor the Prospectus did or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading.

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(h)   The information contained in such Selling Stockholder’s Questionnaire completed in connection with the Company’s public offering and delivered to the Representatives was, as of the date of such questionnaire, and is, as of the date of this Agreement, true and correct.

A certificate signed by or on behalf of any Selling Stockholder as such and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby. A certificate delivered by or on behalf of any Selling Stockholder to counsel for the Selling Stockholders for purposes of enabling such counsel to render the opinion referred in subsection (e) to section 10 hereof will also be furnished to the Representatives and counsel for the Underwriters and shall be deemed to be additional representations and warranties to the Underwriters by such Selling Stockholder as to the matters covered thereby.

SECTION 4.   Representation of Underwriters. The Representatives will act as the representatives for the several Underwriters in connection with the public offering of the Shares, and any action under or in respect of this Agreement taken by the Representatives will be binding upon all of the Underwriters.

SECTION 5.   Information Furnished by the Underwriters. The information set forth in the table of Underwriters, the first three sentences of the fourth paragraph, the tenth paragraph and the eleventh paragraph appearing under the caption “Underwriting” in the Prospectus constitute all of the information furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and Prospectus, as such information is referred to in this Agreement.

SECTION 6.   Purchase, Sale and Delivery of Shares.

(a)   On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters identified in Schedule I annexed hereto 2,500,000 Firm Shares, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Firm Shares as hereinafter set forth at the price per share of $29.295. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full Firm Shares which (as nearly as practicable in full shares as determined by the Representatives) bears the same proportion to the number of Firm Shares to be sold by the Company as the number of shares set forth opposite the name of such Underwriter in Schedule I annexed hereto bears to the total number of Firm Shares to be purchased by all of the Underwriters under this Agreement.

(b)   On the First Closing Date (as hereinafter defined), the Company will deliver to the Representatives, at the offices of Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or through the facilities of The Depository Trust Company, for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by it against payment in Milwaukee, Wisconsin of the purchase price therefor by wire transfer of immediately payable funds to an account designated to the Representatives in writing by the Company with respect to the Firm

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Shares being sold by the Company. As referred to in this Agreement, the “First Closing Date” shall be on the third full business day after July 29, 2004, at 9:00 a.m., Milwaukee, Wisconsin time, or at such other date or time not later than ten full business days after July 29, 2004 as the Representatives and the Company may agree. The certificates for the Firm Shares to be so delivered will be in denominations and registered in such names as the Representatives request by notice to the Company, prior to the First Closing Date, and such certificates will be made available for checking and packaging at 9:00 a.m., Milwaukee, Wisconsin time on the first full business day preceding the First Closing Date at a location to be designated by the Representatives.

(c)   In addition, on the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, each of the Company and each Selling Stockholder who is to sell Optional Shares as set forth in Schedule II annexed hereto hereby agrees to sell to the Underwriters, and the Underwriters, severally and not jointly, shall have the right at any time within 30 days after the date of the Prospectus to purchase up to the number of Optional Shares set forth next to the Company’s or such Selling Stockholder’s name in Schedule II annexed hereto from the Company or such Selling Stockholder, at the purchase price per share to be paid for the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised once upon notice by the Representatives to the Company and the Selling Stockholders or their Attorneys-in-Fact within 30 days after the date of the Prospectus setting forth the aggregate number of Optional Shares to be purchased by the Underwriters and sold by the Company or the Selling Stockholders, the names and denominations in which the certificates for such shares are to be registered and the date and place at which such certificates will be delivered. Such date of delivery (the “Second Closing Date”) shall be determined by the Representatives, provided that the Second Closing Date, which may be the same as the First Closing Date, shall not be earlier than the First Closing Date and, if after the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice to exercise. If the Underwriters elect pursuant to such notice to purchase less than all of the Optional Shares from the Company and the Selling Stockholders, then each Selling Stockholder shall sell to the Underwriters a number of Optional Shares equal to each Selling Stockholder’s pro rata share in accordance with Schedule II annexed hereto up to the full amount of Optional Shares set forth opposite the Selling Stockholder’s name on Schedule II and, only after the sale of all such Optional Shares by the Selling Stockholders, the Company shall sell the remaining Optional Shares, if any, that the Underwriters have elected to purchase. Certificates for the Optional Shares will be made available for checking and packaging at 9:00 a.m., Milwaukee, Wisconsin time, on the first full business day preceding the Second Closing Date at a location to be designated by the Representatives. The manner of payment for and delivery of (including the denominations of and the names in which certificates are to be registered) the Optional Shares shall be the same as for the Firm Shares.

(d)   The Representatives have advised the Company and the Selling Stockholders that each Underwriter has authorized the Representatives to accept delivery of the Shares and to make payment therefor. It is understood that the Representatives,

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individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation under this Agreement. As referred to in this Agreement, “Closing Date” shall mean either the First Closing Date or the Second Closing Date.

SECTION 7.   Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

(a)   The Registration Statement and any amendments thereto have been declared effective. If any information shall have been omitted from the Registration Statement in reliance upon Rule 430A, the Company, at the earliest possible time, will furnish the Representatives with a copy of the Prospectus to be filed by the Company with the Commission to comply with Rule 424(b) and Rule 430A under the Act and, if the Representatives do not object to the contents thereof, will comply with such Rules. Upon compliance with such Rules, the Company will so advise the Representatives promptly. The Company will advise the Representatives and counsel to the Underwriters and the Selling Stockholders or their Attorneys-in-Fact promptly after it receives notice of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise the Representatives and counsel to the Underwriters and the Selling Stockholders or their Attorneys-in-Fact promptly after it receives notice of any request of the Commission for amendment or supplement of the Registration Statement (including the Rule 462 registration statement, if any), of any Preliminary Prospectus or of the Prospectus, or for additional information, and the Company will not file any amendment or supplement to the Registration Statement (including the Rule 462 registration statement, if any) (either before or after it becomes effective), to any Preliminary Prospectus or to the Prospectus (including a prospectus filed pursuant to Rule 424(b)), or file any document under the Exchange Act before the termination of the public offering of the Shares by the Underwriters if such document would be deemed to be incorporated by reference in the Registration Statement, if the Representatives have not been furnished with a copy prior to such filing (with a reasonable opportunity to review such amendment or supplement) or if the Representatives reasonably object to such filing.

(b)   If, at any time when a prospectus relating to the Shares is required by law to be delivered in connection with sales by an Underwriter or dealer, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact, or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to supplement the Prospectus to comply with the Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Registration Statement to comply with the Act or the Exchange Act, the Company promptly will advise the Representatives and counsel to

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the Underwriters and the Selling Stockholders or their Attorneys-in-Fact thereof and will promptly prepare and file with the Commission, at its expense, an amendment to the Registration Statement or file such document which will correct such statement or omission or an amendment which will effect such compliance; and, if any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company, upon request of the Representatives, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act. The Company consents to the use, in accordance with the provisions of the Act and with the Blue Sky Laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, of each Preliminary Prospectus.

(c)   Neither the Company nor any Subsidiary will, prior to the Second Closing Date, if any, or 30 days after the date of this Agreement, whichever occurs first, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, or enter into any transaction with an “affiliate,” as defined in Rule 405 under the Act, which is required to be described in the Prospectus pursuant to Item 404 of Regulation S-K under the Act, except, in each case, as described in the Prospectus.

(d)   Neither the Company nor any Subsidiary will, prior to the Second Closing Date, if any, or 30 days after the date of this Agreement, whichever occurs first, acquire any of the Common Stock nor will the Company declare or pay any dividend or make any other distribution upon its Common Stock payable to stockholders of record on a date prior to such earlier date, except as described in the Prospectus.

(e)   The Company will make generally available to its security holders and the Representatives an earnings statement as soon as practicable, but in no event later than 60 days after the end of its fiscal quarter in which the first anniversary of the effective date of the Registration Statement occurs, covering a period of 12 consecutive calendar months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the Act and Rule 158 promulgated thereunder.

(f)   During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company will furnish to the Representatives, at the expense of the Company, subject to subsection (b) of this section 7, copies of the Registration Statement, the Prospectus, any Preliminary Prospectus and all amendments and supplements to any such documents, including any document filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, in each case as soon as available and in such quantities as the Representatives may reasonably request for the purposes contemplated by the Act.

(g)   The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Prospectus.

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(h)   During the period of three years from the date of the Prospectus, the Company will furnish to each of the Representatives and to each of the other Underwriters who may so request, as soon as available, each report, statement or other document of the Company or its Board of Directors mailed to its stockholders or filed with the Commission.

(i)   The Company shall deliver the requisite notice of issuance to Nasdaq and shall take all necessary or appropriate action within its power to maintain the authorization for trading of the Common Stock as a Nasdaq National Market security, or take such action to authorize the Common Stock for listing on the New York Stock Exchange or the American Stock Exchange, for a period of at least 36 months after the date of the Prospectus.

(j)   Except for the issuance and sale by the Company of Common Stock upon exercise of presently existing outstanding stock options, the sale of the Shares to be sold by the Company pursuant to this Agreement, the grant of employee stock options pursuant to the Company’s Stock Incentive Plan or the issuance of shares of Common Stock pursuant to the Company’s Employee Stock Purchase Plan, the Company shall not, for a period of 90 days after the date of the Prospectus, without the prior written consent of Baird, directly or indirectly, offer, sell or otherwise dispose of, contract to sell or otherwise dispose of, or cause or in any way permit to be sold or otherwise disposed of, any: (i) shares of Common Stock; (ii) rights to purchase shares of Common Stock; or (iii) securities that are convertible or exchangeable into shares of Common Stock.

(k)   The Company will maintain a transfer agent and, if required by law or the rules of Nasdaq or any national securities exchange on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules, may be the same entity as the transfer agent) for its Common Stock.

(l)   If the sale to the Underwriters of the Shares is not consummated for any reason other than termination of this Agreement pursuant to section 13 hereof, without limiting any other rights the Underwriters may have, the Company agrees to reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters), that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Shares, and the provisions of sections 9 and 12 hereof shall at all times be effective and apply.

(m)   The Company will use reasonable efforts to comply or cause to be complied with the conditions to the obligations of the Underwriters in section 10 hereof.

SECTION 8.   Covenants of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, covenants and agrees with the several Underwriters and the Company as follows:

(a)   Such Selling Stockholder will do and perform all things to be done and performed by such Selling Stockholder prior to each Closing Date, pursuant to this Agreement or the Power of Attorney and Custody Agreement.

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(b)   Such Selling Stockholder agrees to deliver to the Custodian on or prior to the Second Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable substitute form or statement specified by Treasury Department regulations in lieu thereof).

(c)   Such Selling Stockholder will pay all federal and other taxes, if any, on the transfer or sale of the Shares being sold by such Selling Stockholder to the Underwriters.

(d)   Such Selling Stockholder will furnish any documents, instruments or other information which the Representatives may reasonably request in connection with the sale and transfer of the Shares to the Underwriters.

SECTION 9.   Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated, or if this Agreement is terminated for any reason, the Company will pay the costs, fees and expenses incurred in connection with the public offering of the Shares. Such costs, fees and expenses to be paid by the Company include, without limitation:

(a)   All costs, fees and expenses (excluding the expenses incurred by the Underwriters and the legal fees and disbursements of counsel for the Underwriters, but including such fees and disbursements described in subsection (b) of this section 9) incurred in connection with the performance of the Company’s and the Selling Stockholders’ obligations hereunder, including without limiting the generality of the foregoing: the registration fees related to the filing of the Registration Statement with the Commission; the fees and expenses related to the listing of the Shares on Nasdaq; the fees and expenses of the Company’s and the Selling Stockholders’ counsel, accountants, transfer agent and registrar; the costs and expenses incurred in connection with the preparation, printing, shipping and delivery of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all agreements and supplements provided for herein, this Agreement and the Power of Attorney and Custody Agreement, including, without limitation, shipping expenses via overnight delivery and/or courier service to comply with applicable prospectus delivery requirements; and the costs and expenses associated with the production of materials related to, and travel expenses incurred by the management of the Company in connection with, the various meetings to be held between the Company’s management and prospective investors.

(b)   All fees and expenses related to printing of the certificates for the Shares, and all transfer taxes, if any, with respect to the sale and delivery of the Shares. Notwithstanding the foregoing, each Selling Stockholder shall be solely responsible for any transfer or sales tax imposed upon the transfer and sale of such Selling Stockholder’s Shares to the Underwriters. All costs and expenses incident to the performance of any Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this section 9 will be borne and paid solely by each such Selling Stockholder. In the event any Selling Stockholder shall fail to pay such Selling Stockholder’s pro rata share of the costs, fees and expenses described in this section 9 within five days after demand by the Representatives therefor, the Company shall be obligated to pay such costs, fees and expenses on demand. The

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provisions of this section 9 shall not affect, modify, supercede, or otherwise alter any agreement which the Company and the Selling Stockholders have made or may make for the allocation or sharing of such expenses and costs.

SECTION 10.   Conditions to the Obligations of the Underwriters. The obligations of the several Underwriters under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein set forth as of the date hereof and as of each Closing Date, to the accuracy of the statements of the Company’s officers, the Selling Stockholders and the Attorneys-in-Fact on behalf of the Selling Stockholders made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions, unless waived in writing by the Representatives:

(a)   All filings required by Rules 424(b) and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission or any state securities commission nor, to the knowledge of the Company, shall any proceedings for that purpose have been initiated or threatened; and any request of the Commission or any state securities commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the reasonable satisfaction of the Representatives.

(b)   Since the dates as of which information is given in the Registration Statement:

(i)   there shall not have occurred any change or development involving, or which could be expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business; and

(ii)   the Company shall not have sustained any loss or interference from any labor dispute, strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree, the effect of which on the Company, in any such case described in clause (i) or (ii) above, is in the opinion of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

(c)   The Representatives shall not have advised the Company that the Registration Statement or the Prospectus contains an untrue statement of fact that, in the reasonable opinion of the Representatives or counsel for the Underwriters, is material, or omits to state a fact that, in the reasonable opinion of the Representatives or such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

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(d)   The Representatives shall have received an opinion of Reinhart Boerner Van Deuren s.c., counsel for the Company, addressed to the Representatives, as the representatives of the Underwriters, and dated the First Closing Date or the Second Closing Date, as the case may be, substantially to the effect that, subject to the qualifications and assumptions set forth therein:

(i)   The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and corporate authority to own, lease and operate its properties and conduct its business as presently conducted and as described in the Prospectus and the Registration Statement; the Company is duly qualified to do business as a foreign corporation under the laws of, and is in good standing as such in, each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect;

(ii)   The authorized capital stock of the Company consists of 28,000,000 shares of Common Stock, par value $0.01 per share, and all such stock conforms in all material respects as to legal matters to the descriptions thereof contained in or incorporated by reference into the Prospectus and the Registration Statement;

(iii)   The issued and outstanding shares of capital stock of the Company immediately prior to the issuance and sale of the Shares to be sold by the Company hereunder have been duly authorized and validly issued, are fully paid and nonassessable, and, to such counsel’s knowledge, there are no preemptive, preferential or, except as described in the Prospectus, other rights to subscribe for or purchase any shares of capital stock of the Company and to, such counsel’s knowledge, no shares of capital stock of the Company have been issued in violation of such rights;

(iv)   Except for the Subsidiaries, to such counsel’s knowledge, the Company has no subsidiaries, and the Company does not own any equity interest in or control, directly or indirectly, any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization except as described in the Prospectus and the Registration Statement; each Subsidiary (other than RCE Holdings, LLC, RC2 (H.K.) Limited, Racing Champions Worldwide Limited, Racing Champions International Limited, Bondco 988 Limited, Acre 689 Limited, Learning Curve Deutschland GmbH, RC2 Canada Corporation, RC2 Australia Pty. Ltd. and LCI (H.K.) Limited) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and corporate authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus and the Registration Statement; RCE Holdings, LLC has been duly formed and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of formation, with full limited liability company power and limited liability company authority to own, lease and operate its properties and to conduct

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its business as presently conducted and as described in the Prospectus and the Registration Statement; each Subsidiary (other than RC2 (H.K.) Limited, Racing Champions Worldwide Limited, Racing Champions International Limited, Bondco 988 Limited, Acre 689 Limited, Learning Curve Deutschland GmbH, RC2 Canada Corporation, RC2 Australia Pty. Ltd. and LCI (H.K.) Limited) is duly qualified to do business as a foreign corporation under the laws of, and is in good standing as such in, each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect; the issued and outstanding shares of the capital stock of each Subsidiary (other than RC2 (H.K.) Limited, Racing Champions Worldwide Limited, Racing Champions International Limited, Bondco 988 Limited, Acre 689 Limited, Learning Curve Deutschland GmbH, RC2 Canada Corporation, RC2 Australia Pty. Ltd. and LCI (H.K.) Limited) have been duly authorized and validly issued, are fully paid and nonassessable and, to such counsel’s knowledge, there are no preemptive, preferential or other rights to subscribe for or purchase any shares of capital stock of any Subsidiary (other than RC2 (H.K.) Limited, Racing Champions Worldwide Limited, Racing Champions International Limited, Bondco 988 Limited, Acre 689 Limited, Learning Curve Deutschland GmbH, RC2 Canada Corporation, RC2 Australia Pty. Ltd. and LCI (H.K.) Limited), and to such counsel’s knowledge, no shares of capital stock of any Subsidiary have been issued in violation of such rights; the Company owns directly or indirectly and, to such counsel’s knowledge, beneficially all of the issued and outstanding capital stock of each Subsidiary, free and clear, to such counsel’s knowledge, of any and all liens, claims, encumbrances and security interests, except for pledges to the Company’s bank lenders;

(v)   The certificates for the Shares to be delivered hereunder are in due and proper form and conform in all material respects to the requirements of applicable law; and when duly countersigned by the Company’s transfer agent, and delivered to the Representatives or upon the order of the Representatives against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Shares to be sold by the Company represented thereby will be duly authorized and validly issued, fully paid and nonassessable, and, to such counsel’s knowledge, free of any preemptive, preferential or other rights to subscribe for or purchase shares of Common Stock;

(vi)   The Registration Statement has become effective under the Act, and to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or are threatened under the Act or any Blue Sky Laws; the Registration Statement and the Prospectus and any amendment or supplement thereto, including any document incorporated by reference in the Registration Statement, (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act; the conditions for use of Rule 415 of the Rules and Regulations and Form S-3, set forth in the General Instructions thereto, have been satisfied; to such

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counsel’s knowledge, there are no legal or governmental proceedings pending or threatened, including, without limitation, any such proceedings that are related to environmental or employment discrimination matters, required to be described in the Registration Statement or the Prospectus which are not so described or which question the validity of this Agreement or any action taken or to be taken pursuant thereto, nor to such counsel’s knowledge is there any transaction, relationship, agreement, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or required to be filed under the Exchange Act if upon such filing they would be incorporated, in whole or in part, by reference therein, or to be filed as an exhibit to or incorporated by reference in the Registration Statement by the Act, which is not described, filed or incorporated by reference, as required;

(vii)   The Company has full corporate power and corporate authority to enter into and perform this Agreement; the performance of the Company’s obligations hereunder and the consummation of the transactions described herein have been duly authorized by the Company by all necessary corporate action and this Agreement has been duly executed and delivered by and on behalf of the Company, and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that rights to indemnity or contribution may be limited by applicable law and except as enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by equitable principles limiting the right to specific performance or other equitable relief; no consent, approval, authorization or other order or decree of any court, regulatory or governmental body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company is required for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement (except for compliance with the Act and the Exchange Act);

(viii)   The execution, delivery and performance of this Agreement by the Company will not: (A) violate any provisions of the Certificate of Incorporation or By-laws of the Company or any Subsidiary (other than RC2 (H.K.) Limited, Racing Champions Worldwide Limited, Racing Champions International Limited, Bondco 988 Limited, Acre 689 Limited, Learning Curve Deutschland GmbH, RC2 Canada Corporation, RC2 Australia Pty. Ltd. and LCI (H.K.) Limited); (B) violate any provisions of, or result in the breach, modification or termination of, or constitute a default under, any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, other evidence of indebtedness or other instrument to which the Company or any Subsidiary is a party or by which the Company or such Subsidiary, or any of their respective owned or leased property is bound, and which is filed or incorporated by reference as an exhibit to the Registration Statement; or (C) violate any statute, ordinance, order, rule, writ, judgment, decree, or regulation known to such counsel to which the Company is subject of any court, regulatory or governmental body, arbitrator, administrative

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agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or any Subsidiary (assuming compliance with all applicable federal and state securities laws);

(ix)   To such counsel’s knowledge, except as described in or incorporated by reference into the Prospectus, there are no holders of Common Stock or other securities of the Company, or securities that are convertible or exchangeable into Common Stock or other securities of the Company, that have rights to the registration of such securities under the Act or any Blue Sky Laws;

(x)   The Common Stock is a National Market security on Nasdaq and is registered under the Exchange Act;

(xi)   The Shares to be issued and sold by the Company pursuant to this Agreement have been approved for listing upon official notice of issuance by Nasdaq;

(xii)   Neither the Company nor any Subsidiary is an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended, and, upon its receipt of any proceeds from the sale of the Shares, the Company will not become or be deemed to be an “investment company” thereunder; and

(xiii)   The description or incorporation by reference in the Registration Statement and the Prospectus of statutes, law, regulations, legal and governmental proceedings, and contracts and other legal documents described therein or incorporated by reference present fairly, in all material respects, the information required to be included therein by the Act.

In addition, such counsel shall state that, although such counsel has not independently determined the accuracy and completeness of or otherwise verified, and is not passing upon and assumes no responsibility for, the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, such counsel has generally reviewed and discussed the contents of the Registration Statement and Prospectus with certain officers of the Company, representatives of the Company’s independent public accountants and the Representatives. In the course of such review and discussions and in connection with such counsel’s services as counsel to the Company, nothing has come to such counsel’s attention which causes such counsel to believe that the Registration Statement, including any document incorporated by reference in the Registration Statement, as of the time it became effective under the Act, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus, as of its date and the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that the foregoing statement does not apply to the financial statements and other financial and statistical information contained therein as to which such counsel may express no belief).

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In rendering such opinion, counsel for the Company may rely, to the extent counsel deems such reliance proper, as to matters of fact upon certificates of officers of the Company and of governmental officials, and copies of all such certificates shall be furnished to the Representatives and for the Underwriters on or before each Closing Date.

(e)   The Representatives shall have received an opinion from Reinhart Boerner Van Deuren s.c., counsel for the Selling Stockholders, dated the Second Closing Date, substantially to the effect that, subject to the qualifications and assumptions set forth therein:

(i)   The Power of Attorney has been duly authorized, executed and delivered by each of the Selling Stockholders. The Power of Attorney is the valid and binding agreement of each of the Selling Stockholders, and is enforceable against each Selling Stockholder in accordance with its respective terms, except as the enforceability of the Power of Attorney may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by equitable principles limiting the right to specific performance or other equitable relief.

(ii)   The Custody Agreement has been duly authorized, executed and delivered by each of the Selling Stockholders. The Custody Agreement is the valid and binding agreement of each of the Selling Stockholders, and is enforceable against such Selling Stockholders in accordance with its respective terms, except that rights to indemnity or contribution may be limited by applicable law and except as enforceability of the Custody Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by equitable principles limiting the right to specific performance or other equitable relief.

(iii)   This Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders, is the valid and binding agreement of each of the Selling Stockholders, enforceable against each Selling Stockholder in accordance with its terms, except that rights to indemnity or contribution may be limited by applicable law and except as enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by equitable principles limiting the right to specific performance or other equitable relief.

(iv)   The execution and delivery of this Agreement and the Power of Attorney and Custody Agreements by or on behalf of the Selling Stockholders, the performance by the Selling Stockholders of their obligations thereunder and the Selling Stockholders’ sale of the Shares to you in accordance with this Agreement do not: (i) violate any provisions of the certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or other governing documents of such Selling Stockholder; (ii) violate any statute, ordinance, order, rule, writ, judgment, decree, or regulation known to such counsel to which any Selling Stockholder or any of such Selling Stockholder’s property is subject of

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any court, regulatory or governmental body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over any Selling Stockholder or the property of any Selling Stockholder (assuming compliance with all applicable federal and state securities laws); or (iii) breach, or result in a default under, any existing obligation of the Selling Stockholders under any agreement, franchise, license, indenture, mortgage, deed of trust, or instrument known to such counsel to which the Selling Stockholders are party or by which the Selling Stockholders are bound and to which any property or assets of the Selling Stockholders are subject, in each case other than such violations, breaches or defaults which, individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), business, properties, net worth or results of operations of such Selling Stockholder.

(v)   The Selling Stockholders are not required to obtain any consent, approval, authorization or order of any governmental agency or body, or to our knowledge, any court for the delivery and sale of the Shares under this Agreement or the performance by the Selling Stockholders of their obligations under this Agreement, except for compliance with the Act.

(vi)   Such Selling Stockholder has full legal right, power and authority, to enter into and perform this Agreement and the Power of Attorney and Custody Agreement and to sell, assign, transfer and deliver title to the Shares to be sold by such Selling Stockholder as provided herein; and upon delivery to the Underwriters or upon the order of the Representatives against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Underwriters will acquire good and marketable title to the Shares to be sold hereunder by such Selling Stockholder, free and clear of all voting trust arrangements, liens, encumbrances, security interests, equities, and claims (assuming that the Underwriters purchase such Shares in good faith and without notice of any adverse claim within the meaning of the Uniform Commercial Code in effect in the State of Wisconsin).

In rendering such opinion, counsel for the Selling Stockholders may rely, to the extent counsel deems such reliance proper, as to matters of fact upon certificates of the Selling Stockholders, and copies of all such certificates shall be furnished to the Representatives and counsel for the Underwriters on or before the Second Closing Date.

(f)   The Representatives shall have received an opinion of Hong Kong counsel to RC2 (H.K.) Limited and LCI (H.K.) Limited dated the First Closing Date or the Second Closing Date, as the case may be, substantially to the effect that RC2 (H.K.) Limited and LCI (H.K.) Limited are duly incorporated and validly existing as private companies under the laws of Hong Kong and have the corporate power and authority required to carry on their businesses as presently conducted and as described in the Prospectus and are permitted by each such company’s memorandum of association to own, lease and operate their properties; RC2 (H.K.) Limited and LCI (H.K.) Limited are permitted by each such company’s memorandum of association to do business in

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jurisdictions other than Hong Kong; the issued shares of each of RC2 (H.K.) Limited and LCI (H.K.) Limited have been duly authorized and validly issued and are fully paid; the articles of association of RC2 (H.K.) Limited and the articles of association LCI (H.K.) Limited do not contain any rights of pre-emption in favor of existing shareholders in respect of shares in RC2 (H.K.) Limited or LCI (H.K.) Limited which are to be issued or are to be transferred; and, based on a search of public records, no order or resolution for the winding-up or order for the receivership of RC2 (H.K.) Limited or LCI (H.K.) Limited was revealed and no proceedings have been filed against RC2 (H.K.) Limited or LCI (H.K.) Limited.

(g)   The Representatives shall have received an opinion of McDermott Will & Emery LLP, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they reasonably request for the purpose of enabling them to pass upon such matters.

(h)   The Representatives shall have received on each Closing Date, a certificate of Curtis W. Stoelting, Chief Executive Officer of the Company, and Jody L. Taylor, Chief Financial Officer and Secretary of the Company, to the effect that:

(i)   The representations and warranties of the Company set forth in section 2 hereof are true and correct as of the date of this Agreement and as of the date of such certificate, and the Company has complied with all the agreements and satisfied all the conditions to be performed or satisfied by it at or prior to the date of such certificate;

(ii)   The Commission has not issued an order preventing or suspending the use of the Prospectus or any Preliminary Prospectus or any amendment or supplement thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the knowledge of the respective signatories, no proceedings for that purpose have been initiated or are pending or contemplated under the Act or under the Blue Sky Laws of any jurisdiction;

(iii)   Each of the respective signatories has carefully examined the Registration Statement and the Prospectus, and any amendment or supplement thereto, including any documents filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, and such documents contain all statements required to be stated therein, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, to the knowledge of the respective signatories, since the date on which the Registration Statement was initially filed, no event has occurred that was required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement that has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference in the Registration Statement that has not been so filed; and

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(iv)   Since the date on which the Registration Statement was initially filed with the Commission, there shall not have occurred any change or development involving, or which could be expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Prospectus and the Registration Statement as heretofore amended or (but only if the Representatives expressly consent thereto in writing) as disclosed in an amendment or supplement thereto filed with the Commission and delivered to the Representatives after the execution of this Agreement; since such date and except as so disclosed or in the ordinary course of business, the Company has not incurred any material liability or obligation, direct or indirect, or entered into any transaction which is material to the Company; since such date and except as so disclosed, there has not been any change in the outstanding capital stock of the Company, or any change that is material to the Company in the short-term debt or long-term debt of the Company; since such date and except as so disclosed, the Company has not acquired any of the Common Stock or other capital stock of the Company nor has the Company declared or paid any dividend, or made any other distribution, upon its outstanding Common Stock payable to stockholders of record on a date prior to such Closing Date; since such date and except as so disclosed, the Company has not incurred any material contingent obligations, and no material litigation is pending or threatened against the Company; and, since such date and except as so disclosed, the Company has not sustained any material loss or interference from any strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree.

The delivery of the certificate provided for in this subsection (k) shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (i), (ii), (iii) and (iv) to be set forth in said certificate.

(i)   The Representatives shall have received a certificate from each Selling Stockholder (which may be signed by such Selling Stockholder’s Attorneys-in-Fact, or either of them), dated the Second Closing Date, to the effect that: (i) the representations and warranties of such Selling Stockholder in section 3 hereof are true and correct as of the date of this Agreement and as of the date of such certificate, as if again made on and as of such Closing Date, and such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions to be performed or satisfied by such Selling Stockholder at or prior to such Closing Date; and (ii) such Selling Stockholder has no reason to believe that the Registration Statement or any amendment thereto, including any documents filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, at the time it was declared effective by the Commission contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented, including any documents filed under the Exchange Act and deemed to be incorporated by reference in the Registration

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Statement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)   At the time this Agreement is executed and also on each Closing Date, there shall be delivered to the Representatives a letter addressed to the Representatives, as the representatives of the Underwriters, from KPMG LLP, the Company’s independent public accountants, the first letter to be dated the date of this Agreement, the second letter to be dated the First Closing Date, and the third letter (if applicable) to be dated the Second Closing Date, which shall be in form and substance satisfactory to the Representatives and shall contain information as of a date within five days of the date of such letter. There shall not have been any change or decrease set forth in any of the letters referred to in this subsection (m) which makes it impracticable or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

(k)   There shall have been delivered to the Representatives certificates of good standing (or their equivalents in foreign jurisdictions) for each of the Subsidiaries dated as of a date within five business days of each Closing Date.

(l)   Such further certificates and documents as the Representatives may reasonably request (including certificates of officers of the Company).

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to the Representatives and to McDermott Will & Emery LLP, counsel for the Underwriters. The Company and the Selling Stockholders shall furnish the Representatives with such manually signed or conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request.

If any condition to the Underwriters’ obligations hereunder to be satisfied prior to or at either Closing Date is not so satisfied, this Agreement at the election of the Representatives will terminate upon notification to the Company and the Selling Stockholders without liability on the part of any Underwriter, including the Representatives, the Company or the Selling Stockholders except for the provisions of subsection (m) of section 7 hereof, the expenses to be paid by the Company and the Selling Stockholders pursuant to section 9 hereof and except to the extent provided in section 12 hereof.

SECTION 11.   Maintain Effectiveness of Registration Statement. The Company will use its best efforts and the Selling Stockholders will use their best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement, and, if such stop order is issued, to obtain as soon as possible the lifting thereof.

SECTION 12.   Indemnification.

(a)   The Company, subject to subsection (h) of this section 12, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act, from and against any losses, claims, damages, expenses, liabilities or actions in respect thereof

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(“Claims”), joint or several, to which such Underwriter or each such controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of the Company and the Selling Stockholders, which consent shall not be unreasonably withheld), insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company, subject to subsection (h) of this section 12, agrees to reimburse each Underwriter and each such controlling person for any legal fees or other expenses incurred by such Underwriter or any such controlling person in connection with investigating or defending any such Claim; provided, however, that the Company will not be liable in any such case to the extent that: (i) any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the written information furnished to the Company pursuant to section 5 hereof; or (ii) such statement or omission was contained or made in any Preliminary Prospectus and corrected in the Prospectus and (1) any such Claim suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering, and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the Act, unless such failure was due to failure by the Company to provide copies of the Prospectus to the Underwriters as required by this Agreement. The indemnification obligations of the Company as provided above are in addition to and in no way limit any liabilities the Company and may otherwise have.

(b)   Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement, the Selling Stockholders, and any controlling person within the meaning of the Act or the Exchange Act, from and against any claims to which the Company or any such person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter and Baird, which consent shall not be unreasonably withheld), insofar as such Claim arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance solely upon and in conformity with the written

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information furnished by the Representatives to the Company pursuant to section 5 hereof. Each Underwriter will severally reimburse any legal fees or other expenses incurred by the Company, or any such director, officer, controlling person or Selling Stockholder in connection with investigating or defending any such Claim, and from any and all Claims solely resulting from failure of an Underwriter to deliver a Prospectus, if the person asserting such Claim purchased Shares from such Underwriter and a copy of the Prospectus (as then amended if the Company shall have furnished any amendments thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended) would have cured the defect giving rise to such Claim. The indemnification obligations of each Underwriter as provided above are in addition to any liabilities any such Underwriter may otherwise have. Notwithstanding the provisions of this section 12, no Underwriter shall be required to indemnify or reimburse the Company, or any officer, director, controlling person or Selling Stockholder in an aggregate amount in excess of the total price at which the Shares purchased by any such Underwriter hereunder were offered to the public, less the amount of any damages such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(c)   Each Selling Stockholder, severally and not jointly, subject to subsection (h) of this section 12, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act, from and against any Claims, joint or several, to which such Underwriter or each such controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of litigation), insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter and each such controlling person for any legal or other expenses incurred by such Underwriter and each such controlling person in connection with investigating or defending any such Claim. The indemnification obligations of each Selling Stockholder as provided above are in addition to any liabilities any such Selling Stockholder may otherwise have.

(d)   Promptly after receipt by an indemnified party under this section 12 of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim in respect thereof is to be made against an indemnifying party under this section 12, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve an indemnifying party from any liability it may have to any indemnified party under this section 12 or otherwise

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except to the extent that the indemnifying party was materially prejudiced thereby. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with all other indemnifying parties, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and any indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties which are different from or additional to those available to any indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

(e)   Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party’s election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this section 12 for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless:

(i)   the indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the last sentence of subsection (d) of this section 12 (it being understood, however, that the indemnifying party shall not be liable for the legal fees and expenses of more than one separate counsel, approved by Baird, if one or more of the Underwriters or their controlling persons are the indemnified parties);

(ii)   the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party’s notice to the indemnifying party of commencement of the action; or

(iii)   the indemnifying party has authorized the employment of counsel at the expense of the indemnifying party.

(f)   Subject to subsection (h) of this section 12, if the indemnification provided for in this section 12 is unavailable to an indemnified party under subsection (a), (b) or (c) of this section 12 in respect of any Claim referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such Claim:

(i)   in such proportion as is appropriate to reflect the relative benefits received by the Company, each Selling Stockholder and the Underwriters from the offering of the Shares; or

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(ii)   if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, each Selling Stockholder and the Underwriters in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations.

The relative benefits received by each of the Company, each Selling Stockholder and the Underwriters shall be deemed to be in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the amount of the underwriting discounts and commissions per share appearing on the cover page of the Prospectus bears to the public offering price per share appearing thereon, and the Company (including its officers and directors and controlling persons), and each of the Selling Stockholders, are responsible for the remaining portion. The relative fault of the Company, each Selling Stockholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in subsections (d) and (e) of this section 12, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

(g)   The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this section 12 were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method or allocation which does not take into account the equitable considerations referred to in subsection (f) of this section 12. Notwithstanding the other provisions of this section 12, no Underwriter shall be required to contribute any amount that is greater than the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this section 12 are several in proportion to their respective underwriting commitments and not joint. The Selling Stockholders’ obligations to contribute pursuant to this section 12 are several and not joint.

(h)   Notwithstanding any provision of this section 12 to the contrary, (x) the liability of each of the Selling Stockholders to the Underwriters arising under this section 12 shall not exceed the aggregate of the purchase price received by such Selling Stockholder from the Underwriters for the Shares sold by such Selling Stockholder (less the amount of any damages such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) and (y) the Underwriters shall not seek any indemnification under this Agreement against the

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Selling Stockholders until Underwriters have, in their reasonable judgment, exhausted their remedies hereunder against the Company.

SECTION 13.   Default of Underwriters. It shall be a condition to the obligations of the Company and the Selling Stockholders to sell and deliver the Shares hereunder, and to the obligations of each Underwriter to purchase the Shares in the manner as described herein, that, except as hereinafter provided in this section 13, each of the Underwriters shall purchase and pay for all the Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on either the First Closing Date or the Second Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Shares which the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is greater than ten percent (10%) of the total number of Shares which the Underwriters are obligated to purchase on such Closing Date, and arrangements satisfactory to the Representatives for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter, the Company or any Selling Stockholder except for the expenses to be paid by the Company and the Selling Stockholders pursuant to section 9 hereof and except to the extent provided in section 12 hereof.

In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this section 13. Nothing herein will relieve a defaulting Underwriter from liability for its default.

SECTION 14.   Effective Date. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto. Such execution and delivery shall include an executed copy of this Agreement sent by telecopier, facsimile transmission or other means of transmitting written documents.

SECTION 15.   Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by the Representatives prior to or on the First Closing Date and the over-allotment option from the Company and the Selling Stockholders referred to in section 6 hereof, if exercised, may be cancelled by the Representatives at any time prior to or on the Second Closing Date, if in the judgment of the Representatives, payment for and delivery of the Shares is rendered impracticable or inadvisable because:

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(a)   additional governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or the American Stock Exchange, or trading in securities generally shall have been suspended or materially limited on either such exchange or on Nasdaq or a general banking moratorium shall have been established by either federal or state authorities in New York, or Wisconsin;

(b)   any event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or which is not reflected in the Registration Statement but should be reflected therein to make the statements or information contained therein not misleading in any material respect; or

(c)   an outbreak or escalation of hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated to such extent, in the judgment of the Representatives, as to have a material adverse effect on the financial markets of the United States, or to make it impracticable or inadvisable to proceed with completion of the sale of and payment for the Shares as provided in this Agreement.

Any termination pursuant to this section 15 shall be without liability on the part of any Underwriter to the Company or any Selling Stockholder, or on the part of the Company or any Selling Stockholder to any Underwriter, except for expenses to be paid by the Company and the Selling Stockholders pursuant to section 9 hereof or reimbursed by the Company pursuant to subsection (l) of section 7 hereof and except as to indemnification to the extent provided in section 12 hereof.

SECTION 16.   Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company, of its officers or directors, of the Selling Stockholders, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, Selling Stockholder or the Company or any of its or their partners, officers, directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

SECTION 17.   Notices. All communications hereunder will be in writing and, if sent to the Representatives, will be mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed to Robert W. Baird & Co. Incorporated at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, facsimile: (414) 765-3912, Attention: Steven G. Booth, Managing Director, with a copy to Thomas J. Murphy, McDermott Will & Emery LLP, 227 West Monroe Street, Chicago, Illinois 60606, facsimile: (312) 984-3669, and if sent to the Company, will be mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed to the Company at 1111 West 22nd Street, Suite 320, Oak Brook, Illinois

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60523, facsimile: (630) 573-7575, Attention: Curtis W. Stoelting with a copy to James Bedore, Reinhart Boerner Van Deuren s.c., 1000 North Water Street, Milwaukee, Wisconsin 53202, facsimile: (414) 298-8097; and, if sent to the Selling Stockholders, will be mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed to the Selling Stockholders, Attorneys-in-Fact, or either of them, in care of the Company, with copies to James Bedore, Reinhart Boerner Van Deuren s.c., 1000 North Water Street, Milwaukee, Wisconsin 53202, facsimile: (414) 298-8097.

SECTION 18.   Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in section 12 hereof and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

SECTION 19.   Partial Unenforceability. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.

SECTION 20.   Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin without reference to conflict of law principles thereunder. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument, and shall be effective when at least one counterpart hereof shall have been executed by or on behalf of each party hereto.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, each of the Selling Stockholders and the several Underwriters, including the Representatives, all in accordance with its terms.

* * * *

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Very truly yours,

RC2 CORPORATION

By: /s/ Curtis W. Stoelting
      Curtis W. Stoelting, Chief Executive Officer

[Signatures continued on next page.]

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THE SELLING STOCKHOLDERS:

ROBERT E. DODS 1994 REVOCABLE
TRUST U/A DTD 10/12/94

By: /s/ Robert E. Dods
Name: Robert E. Dods
Title: Trustee

BOYD L. MEYER DECLARATION OF
TRUST U/A DTD 10/2/96

By: /s/ Jody L. Taylor, Attorney-in-Fact
Name: Boyd L. Meyer
Title: Trustee

YELLOW GOLD SERVICES LIMITED

By:
/s/ Jody L. Taylor, Attorney-in-Fact
Name: Peter K. K. Chung
Title:

[Signatures continued on next page.]

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/s/ Curtis W. Stoelting
Curtis W. Stoelting

/s/ Richard E. Rothkopf
Richard E. Rothkopf

/s/ Peter J. Henseler
Peter J. Henseler

/s/ Jody L. Taylor
Jody L. Taylor

JOHN W. LEE II REVOCABLE
TRUST U/A DTD 9/29/97

By: /s/ John Walter Lee II
Name: John Walter Lee II
Title: Trustee

/s/ Helena Lo
Helena Lo

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.

ROBERT W. BAIRD & CO. INCORPORATED
Harris Nesbitt Corp.
A. G. Edwards & Sons, Inc.
Piper Jaffray & Co.

By:  ROBERT W. BAIRD & CO. INCORPORATED
    Acting as Representative of the several
    Underwriters (including itself) identified
    in Schedule I annexed hereto.

By:_/s/ Eric Bilenko_____________________________
    Authorized Representative

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RC2 CORPORATION

Schedule I

Name of Underwriter	Number of Firm Shares to be Purchased

ROBERT W. BAIRD & CO. INCORPORATED	1,250,000
HARRIS NESBITT CORP.	500,000
A.G. EDWARDS & SONS, INC.	375,000
PIPER JAFFRAY & CO.	375,000

Total	2,500,000

RC2 CORPORATION

Schedule II

	Number of Firm Shares	Number of Optional Shares

The Company	2,500,000	155,000
The Selling Stockholders:
Robert E. Dods 1994 Revocable Trust U/A DTD 10/12/94	0	30,000
Boyd L. Meyer Declaration of Trust U/A DTD 10/2/96	0	30,000
Yellow Gold Services Limited	0	30,000
Curtis W. Stoelting	0	20,000
Richard E. Rothkopf	0	30,000
Peter J. Henseler	0	20,000
Jody L. Taylor	0	20,000
John W. Lee II Revocable Trust U/A DTD 9/29/97	0	20,000
Helena Lo	0	20,000

Total	2,500,000	375,000

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